Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 19, 2026 in this Registration Statement on Form S-1 (Registration No. 333-291803), relating to the consolidated financial statements of Papa Medical Inc. as of December 31, 2025, and for the year ended December 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Tang Qian & Associates, PLLC

Dallas, Texas

March 19, 2026